Exhibit 99.1

Xtant Medical Reports Second Quarter 2024 Revenue Growth of 48%

BELGRADE, Mont., August 8, 2024 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

●	Revenue of $29.9 million, up 48%, compared to the prior year quarter
●	Gross margin of 62.1%, up 50 basis points, compared to the prior year quarter
●	Net loss of $3.9 million compared to $2.2 million in the year ago quarter
●	Positive Adjusted EBITDA; Adjusted EBITDA of $0.5 million compared to $0.1 million in the prior year quarter

Recent Business Highlights

●	Recently launched two new amniotic membrane allografts products, SimpliGraft™ and SimpliMax™; while Cortera™ reached record sales and users for the second quarter
●	Signed 15 new distributors in the second quarter
●	Awarded 20 IDN contracts in the second quarter
●	Entered into a $5.0 million private placement on August 7, 2024

Sean Browne, President and CEO of Xtant Medical, stated, “Our second quarter financial results illustrate the positive momentum that is building as we head into the second half of 2024. We delivered strong revenue growth, despite lingering supply chain challenges, which we are addressing through the launch of new, self-produced products. Furthermore, the second quarter marks our fifth consecutive quarter of positive Adjusted EBITDA, and our recent acquisitions are performing at or ahead of our expectations.”

Browne continued, “We enter the second half of the year with significant business momentum and, after our recently announced private placement, a stronger balance sheet to support our strategic growth plans. In the second half of 2024, we expect additional new product launches, increased penetration within our distributor network, and an increase in the number of internally produced products, which will coalesce to drive further margin improvement on higher sales and generate positive operating cash flow. We are energized by the prospects for our business and remain committed to our mission of honoring the gift of donation by allowing our patients to live as full and complete a life as possible.”

Second Quarter 2024 Financial Results

Total revenue for the three months ended June 30, 2024 was $29.9 million, an increase of 48% compared to $20.2 million in the prior year quarter. The increase is primarily due to the contribution of additional sales resulting from the acquisition of the Surgalign Holdings’ hardware and biologics business.

Gross margin for the second quarter of 2024 was 62.1%, compared to 61.6% for the prior year quarter, an increase of 50 basis points. The increase is primarily due to greater scale and improved production efficiency, which was partially offset by increased charges for excess and obsolete inventory and non-absorbed costs and sales mix.

Operating expenses for the second quarter of 2024 totaled $21.5 million, compared to $13.9 million for the second quarter of 2023. The increase was primarily due to additional commission expense resulting from revenue growth, additional compensation expense related to additional headcount and additional stock-based compensation.

Net loss for the second quarter of 2024 was $3.9 million, or $(0.03) per share, compared to a net loss of $2.2 million, or $(0.02) per share in the year ago quarter.

Non-GAAP Adjusted EBITDA for the second quarter of 2024 was $0.5 million, compared to non-GAAP Adjusted EBITDA of $0.1 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, acquisition-related expenses, acquisition-related fair value adjustments and foreign currency exchange gains. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

As of June 30, 2024, the Company had $5.4 million of cash and cash equivalents compared to $5.7 million as of December 31, 2023. In a separate release issued today, the Company announced it has entered into a securities purchase agreement with an existing institutional investor to sell $5.0 million shares of its common stock in a private placement at a purchase price of $0.64 per share.

2024 Financial Guidance

Xtant Medical reaffirms its expectation for full year 2024 revenue to $116 million to $120 million, which represents annual revenue growth of approximately 27% to 31% compared to full year 2023 revenue.

Conference Call

Xtant Medical will host a webcast and conference call to discuss second quarter 2024 financial results at 9:00 am ET on Friday, August 9, 2024.

To access the webcast, visit https://www.webcaster4.com/Webcast/Page/3039/50961

To access the conference call, dial 888-999-3182 within the U.S. or 848-280-6330 outside the U.S. Passcode: XTANT Medical Holdings.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s financial guidance for 2024 and expectations for additional new product launches, further margin improvement on higher sales and the generation of positive operating cash flow. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; risk associated with its recently announced private placement; anticipated shortages of stem cells which will adversely affect future revenues; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC) on April 1, 2024 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Brett Maas

Managing Partner, Hayden IR

brett@haydenir.com

(646) 536-7331

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	June 30, 2024	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$5,379	$5,715
Restricted Cash	99	208
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $1,012 and $920, respectively	21,187	20,731
Inventories	40,507	36,885
Prepaid and other current assets	1,800	1,330
Total current assets	68,972	64,869

Property and equipment, net	8,837	8,692
Right-of -use asset, net	1,117	1,523
Goodwill	7,302	7,302
Intangible assets, net	9,220	10,085
Other assets	130	141
Total Assets	$95,578	$92,612

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,875	$7,054
Accrued liabilities	8,676	10,419
Current portion of lease liability	794	830
Current portion of finance lease obligations	67	65
Line of credit	11,899	4,622
Total current liabilities	28,311	22,990
Long-term Liabilities:
Lease liability, less current portion	376	759
Finance lease obligations, less current portion	82	116
Long-term debt, plus premium and less issuance costs	21,770	17,167
Other liabilities	34	231
Total Liabilities	50,573	41,263

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 130,314,372 shares issued and outstanding as of June 30, 2024 and 130,180,031 shares issued and outstanding as of December 31, 2023	-	-
Additional paid-in capital	296,451	294,330
Accumulated other comprehensive (loss) income	(175)	29
Accumulated deficit	(251,271)	(243,010)
Total Stockholders’ Equity	45,005	51,349

Total Liabilities & Stockholders’ Equity	$95,578	$92,612

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$29,943	$20,232	$57,816	$38,176
Cost of sales	11,361	7,773	21,932	15,180
Gross Profit	18,582	12,459	35,884	22,996

Gross Profit %	62.1%	61.6%	62.1%	60.2%

Operating Expenses
General and administrative	7,713	4,954	15,498	9,839
Sales and marketing	13,179	8,716	25,639	15,770
Research and development	636	180	1,163	354
Total Operating Expenses	21,528	13,850	42,300	25,963

Loss from Operations	(2,946)	(1,391)	(6,416)	(2,967)

Other Expense
Interest expense	(992)	(786)	(1,827)	(1,360)
Interest income	-	-	-	85
Unrealized foreign currency translation loss	118	-	79	-
Other income	(5)	-	7	-
Total Other Expense	(879)	(786)	(1,741)	(1,275)
Net Loss from Operations Before Provision for Income Taxes	(3,825)	(2,177)	(8,157)	(4,242)

Provision for Income Taxes
Current and Deferred	(36)	(13)	(104)	(26)
Net Loss	$(3,861)	$(2,190)	$(8,261)	$(4,268)

Net Loss Per Share:
Basic	$(0.03)	$(0.02)	$(0.06)	$(0.04)
Dilutive	$(0.03)	$(0.02)	$(0.06)	$(0.04)

Shares used in the computation:
Basic	130,269,710	108,897,048	130,291,796	108,895,327
Dilutive	130,269,710	108,897,048	130,291,796	108,895,327

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net loss	$(8,261)	$(4,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,003	1,274
Gain on disposal of fixed assets	(142)	(21)
Non-cash interest	218	189
Stock-based compensation	2,138	1,056
Provision for reserve on accounts receivable	178	225
Provision for excess and obsolete inventory	388	243
Other	1	3

Changes in operating assets and liabilities, net of the effects of the acquisition:
Accounts receivable	(688)	(3,116)
Inventories	(4,130)	(1,733)
Prepaid and other assets	(469)	(330)
Accounts payable	(15)	954
Accrued liabilities	(2,064)	758
Net cash used in by operating activities	(10,843)	(4,766)
Investing activities:
Purchases of property and equipment	(1,337)	(870)
Proceeds from sale of fixed assets	183	55
Acquisition of Surgalign SPV, Inc.	-	(17,000)
Net cash used in investing activities	(1,154)	(17,815)
Financing activities:
Payments on financing leases	(32)	(30)
Borrowings on line of credit	59,565	36,256
Repayments of line of credit	(52,288)	(34,603)
Proceeds from issuance of long term debt	5,000	5,000
Debt issuance costs	(615)	(101)
Payment of taxes from withholding of common stock on vesting of restricted stock units	(17)	-
Net cash provided by financing activities	11,613	6,522

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(61)	-

Net change in cash and cash equivalents and restricted cash	(445)	(16,059)
Cash and cash equivalents and restricted cash at beginning of period	5,923	20,507
Cash and cash equivalents and restricted cash at end of period	$5,478	$4,448

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivalants	$5,379	$4,138
Restricted cash	99	310
Total cash and restricted cash reported in the condensed consolidated balance sheets	$5,478	$4,448

XTANT MEDICAL HOLDINGS, INC.

Calculation of Non-GAAP Consolidated EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net Loss	$(3,861)	$(2,190)	$(8,261)	$(4,268)

Depreciation and amortization	998	803	2,003	1,274
Interest expense	992	786	1,827	1,275
Tax expense	36	13	104	26
Non-GAAP EBITDA	(1,835)	(588)	(4,327)	(1,693)

Non-GAAP EBITDA/Total revenue	-6.1%	-10.7%	-7.5%	-4.4%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	1,228	439	2,138	1,056
Acquisition-related expenses	-	254	338	465
Acquisition-related fair value adjustments	1,229	-	2,530	-
Foreign currency exchange gain	(118)	-	(79)	-
Non-GAAP Adjusted EBITDA	$504	$105	$600	$(172)